                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    4/23/01
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

     WASHINGTON                     1-6563                    91-0742146
   (State or other                (Commission                (IRS Employer
   jurisdiction of                File Number)            Identification No.)
   incorporation)

               SAFECO Plaza, Seattle, Washington              98185
          (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)

ITEM 5. Other Events

SAFECO FIRST-QUARTER RESULTS 'ON TARGET;' COMPANY PROVIDES GUIDANCE FOR FUTURE EARNINGS

FIRST QUARTER HIGHLIGHTS

        -       Appointed Mike McGavick president and chief executive officer.

        - Generated annual cash savings of $94.5 million by reducing shareholder dividends.

        - Announced intention to sell SAFECO Credit Company and reduce debt by $1.5 billion.

        - Named new interim management team to lead SAFECO Personal Insurance operations.

        -       Wrote off all goodwill associated with prior acquisitions.

SEATTLE-(April 23, 2001)-SAFECO's financial results are "right on target with our plans for the first quarter, and consistent with our goal to improve performance and create shareholder value," Mike McGavick, president and chief executive officer, announced today.

"We're starting to see improvements in the underlying performance of our core insurance lines" when adjusted for catastrophic events such as earthquakes, McGavick said. "Our business plans anticipate financial results will decline in the second quarter, as they've generally done since the acquisition of American States, due to seasonal storms in the Midwest. That should be followed by continued improvement in subsequent quarters."

For the first quarter, SAFECO (NASDAQ: SAFC) reported operating income - before realized gains from investments - of $12.0 million. On a per-share basis, SAFECO's operations earned $0.09, an improvement over the $0.04 reported for the same period last year.

The company's operating income excludes a one-time, after-tax charge of $916.9 million to write off all goodwill associated with prior acquisitions. It also excludes $0.02 per share operating profit generated by SAFECO Credit Company, which is being accounted for as a discontinued operation, and the effects of adopting new standards to account for derivatives.

As a result of the one-time goodwill charge, SAFECO reported a quarterly net loss of $882.8 million, or $6.91 per share. Goodwill represents the difference between what SAFECO paid for prior acquisitions and the value of assets acquired. Writing off goodwill is a non-cash accounting adjustment.

SUMMARY FINANCIAL HIGHLIGHTS                                    3 MONTHS ENDED
(In millions except per share data)                                 MARCH 31
                                                               2001           2000
TOTAL REVENUES                                            $   1,739.4     $   1,763.0
OPERATING INCOME
 (Before one-time charge & realized gains, after tax)     $      12.0     $       6.2
Per Share                                                 $       0.09    $       0.04
NET INCOME (LOSS)
(Includes one-time charge)                                $    (882.8)    $      29.8
 Per Share                                                $      (6.91)   $       0.23

SAFECO made several changes during the first quarter to improve financial performance and increase long-term shareholder value. This included the Jan. 30 appointments of William G. "Gary" Reed, Jr. as chairman of the board, and McGavick as president, chief executive officer and member of the board of directors.

"We made tough decisions to strengthen SAFECO over the long term," McGavick said. "We'll make more in the coming weeks and months. We're moving quickly to put in place our long-range plan to return SAFECO to the ranks of the top-performing companies in our industry."

Financial analysts' expectations for SAFECO's 2001 earnings are on the high side, McGavick noted. "Since SAFECO acquired American States in 1997, we've experienced greater volatility in earnings. Because of increased exposure to spring storms in the Midwest, we generally experience a significant bump in our loss ratio between first and second quarters.

"We're committed to providing more information to analysts and investors about these seasonal variations," McGavick added. "Although the second quarter is only a few days old, we've already felt the effects of a catastrophic storm in St. Louis, which we currently estimate will generate customer claims of approximately $60 million.

"In the future, SAFECO will provide a clearer picture of our performance by separately reporting the results of our core operations and the effects of catastrophic losses," McGavick said.

SAFECO expects 2001 earnings to be near, or even slightly below, the low end of analysts' expectations, which currently range between $0.55 and $1.42 per share. Looking forward, McGavick said he is "relatively comfortable" with analysts' consensus expectations of SAFECO's earnings for 2002.

BUSINESS SEGMENT PERFORMANCE

McGavick is "encouraged by the positive strides in SAFECO Business Insurance and the continued strong performance of Life & Investments."

                          BUSINESS SEGMENT PERFORMANCE

PRETAX INCOME (LOSS) BY SEGMENT       3 MONTHS ENDED
(Excluding one-time charge)              MARCH 31
(In millions)                        2001         2000
PROPERTY & CASUALTY INSURANCE
 Underwriting Loss                 $(127.7)     $(132.6)
 Net Investment Income               116.2        115.5
 Goodwill Amortization               (11.0)       (11.0)
                                   -------      -------

 TOTAL PROPERTY & CASUALTY          (22.5)       (28.1)
LIFE & INVESTMENTS
 LIFE INSURANCE                      46.2         39.0
 ASSET MANAGEMENT                     1.9          3.5
CORPORATE                           (12.7)       (11.4)
                                   ------       ------

TOTAL                              $ 12.9       $  3.0
                                   ======       ======


PROPERTY & CASUALTY INSURANCE

The Property & Casualty companies - SAFECO's largest operating segment - posted improvements in the first quarter as underwriting losses declined to $127.7 million. That compares with $132.6 million for the same period last year.

This positive change is the result of better performance by SAFECO Business Insurance, which reduced underwriting losses for small-business insurance from $59.0 million in the first quarter of 2000 to $27.4 million this year - an improvement of more than 50 percent.

Also showing improvement was SAFECO's personal auto insurance line, which reduced quarterly underwriting losses to $27.6 million. That compares with $39.8 million in the first quarter of 2000. Despite this progress, McGavick said, "The combined ratio for auto remains unacceptably high."

Combined ratio is a commonly used gauge of underwriting performance. It measures the percentage of premium dollars spent paying policyholder claims and company expenses. The lower the ratio, the more effective the underwriting. Combined ratio figures reported by SAFECO include the effects of catastrophic losses such as the recent Seattle-area earthquake.

               PROPERTY & CASUALTY INSURANCE UNDERWRITING RESULTS
                               (Combined Ratios)

                                       1st           4th           3rd             2nd             1st
                                     Quarter       Quarter        Quarter        Quarter         Quarter
                                      2001          2000           2000           2000            2000
PERSONAL LINES
 Auto                                106.5%         109.8%         103.8%         105.6%         109.3%
 Homeowners                          118.2%         118.0%         116.9%         121.1%         107.9%
 Total Personal Lines                108.7%         110.5%         106.9%         108.5%         107.9%

COMMERCIAL LINES
 BUSINESS INSURANCE
 (Small Commercial)                  110.1%         109.0%         114.8%         108.8%         120.6%
 COMMERCIAL INSURANCE
 (Large Commercial)                  126.3%         129.3%         120.5%         126.0%         115.1%
SURETY                                87.7%         111.3%          59.0%          83.8%          69.7%
TOTAL COMBINED RATIO                 111.4%         112.9%         110.1%         110.9%         111.7%


Offsetting the improvements in small-business and auto insurance were higher underwriting losses for homeowners and SAFECO Commercial, the company's line of products for larger businesses. Quarterly underwriting losses in homeowners increased from $14.1 million last year to $33.1 million this year; Commercial Insurance underwriting losses increased from $26.5 million to $43.8 million.

In February, a 6.8-magnitude earthquake hit the Seattle area, generating an estimated $15 million in customer claims - $6 million in Personal Insurance, $6 million in Business Insurance and $3 million in Commercial Insurance.

In late March, the senior leadership team of SAFECO Personal Insurance was replaced. An interim management team - including new leaders for the company's homeowners and auto insurance lines - initiated programs to improve the entire book of business.

Later this year, Personal Insurance will roll out new automated underwriting technologies to reduce costs, attract profitable new business by offering more competitive rates for the best customers, and eliminate consistently unprofitable business.

Commercial Insurance - like SAFECO's other major insurance lines - is proceeding with previously announced plans to improve rate adequacy and eliminate consistently unprofitable business.

Net written premiums for the Property & Casualty companies decreased by 2.5 percent compared with the same period last year. This includes an increase of 1 percent in net written premium for Personal Insurance during the quarter and a decrease of 16 percent for Business Insurance. Net written premiums in Commercial Insurance remained unchanged.

LIFE & INVESTMENTS

SAFECO Life Insurance turned in its second-most-profitable quarter in history, reporting pretax income - excluding realized gains - of $46.2 million. This is an improvement over first quarter 2000 when Life earned $39.0 million.

The gain is the result of strong performance of the group line of excess-loss coverage for employers with self-funded medical plans. During the quarter, the group line recorded pretax income of $6.7 million compared with a loss of $4 million a year earlier. This marks the fourth consecutive profitable quarter for the group line.

Earnings for the annuities lines declined to $13.8 million, compared with $18.2 million a year earlier. This is the result of lower investment income for fixed annuities due to withdrawals, and lower fee income for variable annuities due to declines in the equity market.

Earnings for the individual life product line decreased slightly to $6.7 million in the quarter compared with $7.1 million during the same period last year. This is the result of increased claims.

Three ratings agencies - Standard & Poor's, A.M. Best and Fitch IBCA- lowered credit ratings for SAFECO during the first quarter. Moody's, which has SAFECO on watch with negative implications, has not yet acted. A decision from Moody's is expected soon. Lower ratings will significantly affect SAFECO Life's ability to sell structured settlement annuities and business-owned life insurance (BOLI) products. SAFECO is addressing the situation by taking steps to strengthen its corporate balance sheet and improve its core earnings.

SAFECO Asset Management posted pretax income of $1.9 million in the quarter, down from $3.5 million during the same period in 2000 on lower assets under management.

CREDIT COMPANY

On March 14, SAFECO announced its intentions to sell its credit subsidiary, a move that will reduce debt on the company's consolidated balance sheet by $1.5 billion. Consequently, the Credit Company is now accounted for as a discontinued operation.

Credit generated pretax profits of $4.0 million in the first quarter, compared with $4.9 million a year earlier. This represents additional after-tax earnings of $0.02 per share not included in SAFECO's first-quarter operating profits. During the same period last year, Credit produced $0.03 per share. Prior year results have been restated to reflect Credit being accounted for as a discontinued operation.

ACCOUNTING CHANGES

Effective March 31, 2001, SAFECO elected to change its accounting policy for assessing goodwill from one based on undiscounted cash flows to one based on a market-value method. The company believes that the market-value method is a preferable way to assess the current value of goodwill. As a result, SAFECO recorded a one-time write-off of $916.9 million after tax, or $7.17 per share.

Effective Jan. 1, 2001, SAFECO adopted FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities," and recorded a cumulative loss of $2.1 million, or $0.02 per share.

The effects of these changes are included in SAFECO's net loss for the first quarter, but not included as part of operating results.

MANAGEMENT DISCUSSES RESULTS IN WEBCAST

SAFECO's senior management team will discuss the company's first-quarter performance with analysts today at 8 a.m. Pacific Time. The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

SAFECO, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and related financial products through more than 17,000 independent agents and financial advisors. More information about SAFECO is available online at www.safeco.com.

                                   ----------

         FORWARD-LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY

Statements made in this report that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical information are forward-looking. Such statements are subject to certain risks and uncertainties that may cause the operations, performance, development and results of SAFECO's business to differ materially from those suggested by the forward-looking statements. The risks and uncertainties include:

        -       SAFECO's ability to sell SAFECO Credit Company;

        - SAFECO's ability to obtain rate increases and non-renew underpriced insurance accounts;

        -       Realization of growth and business retention estimates;

        -       Achievement of SAFECO's premium targets and profitability;

        -       Changes in competition and pricing environments;

        -       Achievement of SAFECO's expense reduction goals;

        - The occurrence of significant natural disasters, including earthquakes;

        - Weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

        - Changes in the nature of the property and casualty book of business;

        -       Driving patterns;

        -       Fluctuations in interest rates;

        -       Availability of bank credit facilities;

        -       Performance of financial markets;

        -       Court decisions and trends in litigation;

        -       Rating agency actions;

        -       Legislative and regulatory developments;

        -       The adequacy of loss reserves;

        -       The availability and pricing of reinsurance;

        - The development of major Year 2000 related claims or liabilities; and

        -       General economic and market conditions.


In particular, because insurance rates in some jurisdictions are subject to regulatory review and approval, SAFECO's achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect the Corporation's efforts to restore earnings in the property and casualty lines.



                  SAFECO CORPORATION AND SUBSIDIARIES
                Summary of Operating Results (Unaudited)
                 (In Millions Except Per Share Amounts)


                                                                                      Three Months Ended
                                                                                             March 31
                                                                                    -------------------------
                                                                                       2001            2000
                                                                                    ---------       ---------
REVENUES
      Property and Casualty Insurance:
           Premiums Written                                                         $ 1,156.4       $ 1,195.9
           Net Investment Income                                                        116.2           115.5
      Life Insurance                                                                    431.3           414.3
      Asset Management                                                                    9.1            10.4
      Talbot Financial                                                                   22.6            21.5
      Other                                                                               3.8             5.4
                                                                                    ---------       ---------
           Total Revenues                                                           $ 1,739.4       $ 1,763.0
                                                                                    =========       =========


INCOME (LOSS) (ALL AMOUNTS NET OF TAX):

      Income Before Realized Gain and Write-off of Goodwill                         $    12.0       $     6.2
      One-time Write-off of Goodwill                                                   (916.9)             --
      Realized Gain from Investments                                                     22.0            20.3
                                                                                    ---------       ---------
      Income (Loss) from Continuing Operations                                         (882.9)           26.5
      Income from Discontinued Credit Operations                                          2.2             3.3
                                                                                    ---------       ---------
      Income (Loss) before Cumulative Effect of Change in Accounting Principle         (880.7)           29.8
      Cumulative Effect of Change in Accounting Principle - FAS 133                      (2.1)             --
                                                                                    ---------       ---------

      Net Income (Loss)                                                             $  (882.8)      $    29.8
                                                                                    =========       =========


      Per Share of Common Stock:

      Income Before Realized Gain and Write-off of Goodwill                         $    0.09       $    0.04
      One-time Write-off of Goodwill                                                    (7.17)             --
      Realized Gain from Investments                                                     0.17            0.16
                                                                                    ---------       ---------
      Income (Loss) from Continuing Operations                                          (6.91)           0.20
      Income from Discontinued Credit Operations                                         0.02            0.03
                                                                                    ---------       ---------
      Income (Loss) before Cumulative Effect of Change in Accounting Principle          (6.89)           0.23
      Cumulative Effect of Change in Accounting Principle - FAS 133                     (0.02)             --
                                                                                    ---------       ---------

      Net Income (Loss)                                                             $   (6.91)      $    0.23
                                                                                    =========       =========


      Dividends Paid to Common Shareholders                                         $    0.37       $    0.37

      Common Shares Used for
           Calculating Income (Loss) Per Share (Millions)                               127.7           128.2

                  SAFECO CORPORATION AND SUBSIDIARIES
             Summary of Consolidated Operations (Unaudited)
                                 (In Millions)

                                                               Three Months Ended
                                                                    March 31
                                                              -----------------------
                                                                2001           2000
                                                              --------       --------
Income (Loss) before Realized Gain and Income Taxes:

      Property and Casualty Insurance:
           Underwriting Loss                                  $ (127.7)      $ (132.6)
           Net Investment Income                                 116.2          115.5
           Goodwill Amortization                                 (11.0)         (11.0)
                                                              --------       --------
                 Total Property and Casualty                     (22.5)         (28.1)
      Life Insurance                                              46.2           39.0
      Asset Management                                             1.9            3.5
      Corporate                                                  (12.7)         (11.4)
      One-time Write-off of Goodwill                          (1,201.0)            --
                                                              --------       --------
                 Total                                        (1,188.1)           3.0

Realized Gain before Income Taxes                                 33.4           31.1
                                                              --------       --------

Income (Loss) before Income Taxes                             (1,154.7)          34.1
                                                              --------       --------

Provision (Benefit) for Income Taxes on:
      Income (Loss) before Realized Gain                        (294.4)         (14.4)
      Realized Investment Gain                                    11.4           10.8
                                                              --------       --------
                 Total                                          (283.0)          (3.6)
                                                              --------       --------

Income (Loss) before Distributions on Capital Securities        (871.7)          37.7

Distributions on Capital Securities, Net of Tax                  (11.2)         (11.2)
                                                              --------       --------

Income (Loss) from Continuing Operations                        (882.9)          26.5

Income from Discontinued Credit Operations, Net of Tax             2.2            3.3
                                                              --------       --------

Income (Loss) before Cumulative Effect of
  Change in Accounting Principle                                (880.7)          29.8

Cumulative Effect of Change in
  Accounting Principle - FAS 133, Net of Tax                      (2.1)            --
                                                              --------       --------
Net Income (Loss)                                             $ (882.8)      $   29.8
                                                              ========       ========

                       SAFECO CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                  (In Millions)

                                                                          March 31       December 31
                                                                             2001            2000
                                                                          -----------    -----------
                                                                          (Unaudited)
                                     ASSETS
Investments:
     Fixed Maturities Available-for-Sale, at Market Value
           (Amortized cost:  $19,319.6; $20,388.1)                         $20,164.4       $20,830.2
     Marketable Equity Securities, at Market Value
           (Cost:  $800.4; $875.9)                                           1,590.0         1,815.4
     Mortgage Loans                                                            818.2           823.0
     Real Estate (At cost less accumulated depreciation)                        42.2            51.4
     Policy Loans                                                               91.4            91.5
     Other Invested Assets                                                      63.1            17.4
     Short-Term Investments                                                    504.5           182.3
                                                                           ---------       ---------
                 Total Investments                                          23,273.8        23,811.2
Cash                                                                           247.2           186.3
Accrued Investment Income                                                      328.4           327.8
Premiums and Other Service Fees Receivable                                   1,014.4         1,063.0
Other Notes and Accounts Receivable                                            130.5            37.6
Deferred Income Tax Recoverable                                                171.8              --
Reinsurance Recoverables                                                       462.8           461.7
Deferred Policy Acquisition Costs                                              607.1           605.4
Land, Buildings and Equipment for Company Use
     (At cost less accumulated depreciation)                                   533.5           440.1
Goodwill and Intangibles (Accumulated amortization:  $51.6; $202.8)             91.2         1,307.4
Other Assets                                                                   212.2           260.9
Net Assets of Discontinued Operations - SAFECO Credit                          755.2           481.2
Separate Account Assets                                                      1,147.3         1,275.1
                                                                           ---------       ---------
                 TOTAL                                                     $28,975.4       $30,257.7
                                                                           =========       =========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Losses and Adjustment Expense                                              $ 4,665.2       $ 4,686.9
Life Policy Liabilities                                                        323.0           342.1
Unearned Premiums                                                            1,834.7         1,836.5
Funds Held Under Deposit Contracts                                          14,076.0        14,085.7
Debt:
   Commercial Paper                                                            269.2           349.8
   Medium-Term Notes Due 2003                                                  313.4           300.0
   7.875% Notes Due 2005                                                       200.0           200.0
   6.875% Notes Due 2007                                                       200.0           200.0
   Other ($6.3 maturing within one year)                                        79.1            80.8
Other Liabilities                                                            1,133.2         1,269.1
Current Income Taxes                                                            13.2            25.8
Deferred Income Taxes
     (Includes tax on unrealized appreciation of investment
       securities: $534.4; $483.8)                                                --            67.2
Separate Account Liabilities                                                 1,147.3         1,275.1
                                                                           ---------       ---------
                 Total Liabilities                                          24,254.3        24,719.0
                                                                           ---------       ---------
Capital Securities                                                             843.1           843.0
                                                                           ---------       ---------
Preferred Stock, No Par Value:
   Shares Authorized: 10
   Shares Issued and Outstanding:  None                                           --              --
Common Stock, No Par Value:
   Shares Authorized: 300
   Shares Reserved for Options: (6.8; 7.1)
   Shares Issued and Outstanding: (127.7; 127.6)                               837.3           834.5
Retained Earnings                                                            2,059.5         2,966.4
Total Accumulated Other Comprehensive Income, Net of Tax:
   Unrealized Appreciation of Investment Securities                            996.4           902.1
   Unrealized Loss from Foreign Currency Translation                            (7.9)           (7.3)
   Unrealized Loss from Derivative Instruments and Hedging Activities           (7.3)             --
                                                                           ---------       ---------
                 Total Shareholders' Equity                                  3,878.0         4,695.7
                                                                           ---------       ---------
                 TOTAL                                                     $28,975.4       $30,257.7
                                                                           =========       =========

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SAFECO CORPORATION

Dated: APRIL 23, 2001                             By: /s/ H. Paul Lowber
                                                  ------------------------------
                                                  H. Paul Lowber
                                                  Vice President, Controller and
                                                  Chief Accounting Officer